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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

   Industrial Data Systems, Inc.             Incorporated in the State of
                                          Texas
   IDS Engineering, Inc.                     Incorporated in the State of
                                          Texas
   Thermaire, Inc. dba Thermal Corp.         Incorporated in the State of
                                          Texas
   Constant Power Manufacturing, Inc.        Incorporated in the State of
                                          Texas
   Petrocon Engineering, Inc.                Incorporated in the State of
                                          Texas
   Petrocon Engineering of Louisiana         Incorporated in the State of
                                          Louisiana
   Petrocon Systems, Inc.                    Incorporated in the State of
                                          Texas
   Petrocon Construction Resources, Inc.     Incorporated in the State of
                                          Texas
   Triangle Engineers and Constructors,      Incorporated in the State of
    Inc.                                  Texas
   RPM Engineering, Inc.                     Incorporated in the State of
                                          Louisiana